Exhibit 1.1

                                 650,000 Shares

                             Valley Commerce Bancorp

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                               December __, 2004

Wedbush Morgan Securities Inc.
1000 Wilshire Boulevard
Los Angeles, California 90017

Ladies and Gentlemen:

      Valley Commerce Bancorp, a California corporation (the "Company"), proposes to effect a public offering (the "Offering") of 650,000 shares (the "Shares") of its Common Stock, no par value ("Common Stock"). Of the Shares, the Company will sell to Wedbush Morgan Securities Inc. (the "Underwriter") and the Underwriter will purchase from the Company 305,000 of the Shares (the "Firm Shares") subject to the terms and conditions of this Agreement and the Company will reserve 45,750 shares (the "Option Shares", and together with the Firm Shares, the "Underwriter's Shares") for sale to the Underwriter upon exercise of an option to cover over-allotments as set forth in Section 3 below (the "Option"). The Company proposes to offer the remaining 299,250 shares of the Shares directly to its directors, customers and employees and their respective friends and relatives (the "Directed Shares").

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    Representations and Warranties of the Company.

      The Company represents and warrants to the Underwriter as follows:

      (a) The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (No. 333-118883), including a preliminary prospectus, covering the registration of the Shares under the Securities Act and one or more amendments to the registration statement and prospectus included therein. The Company will file with the SEC either: (i) prior to effectiveness of such registration statement, a further amendment thereto, including a form of prospectus, and if required after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b) of the Rules and Regulations, or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. Any such preliminary prospectus and any prospectus included in the registration statement at the time it becomes effective that omits information pursuant to Rule 430A of the Rules and Regulations, is referred to herein as a "preliminary prospectus"; such registration statement, as it may have been amended at the time when it becomes effective, including financial statements, exhibits and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430A of the Rules and Regulations, is referred to herein as the "Registration Statement"; and such final form of prospectus, in the form in which it was first filed pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of


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the Rules and Regulations is made, in the form included in the Registration
Statement at the time it becomes effective, is referred to herein as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

      (b) The SEC has not issued an order preventing or suspending the use of any Prospectus relating to the Offering of the Shares nor instituted any Action for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement when it became effective did not contain, and any amendment or supplement thereto will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof. The Company Contracts and other documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

      (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

      (d) The Company and each Subsidiary have been duly organized and are validly existing and in good standing under the laws of the State of California, with corporate power and authority to own or lease their properties and conduct their businesses as described in the Registration Statement. The Company does not beneficially own any Equity Securities of any Person other than the Subsidiaries. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect. The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and except as set forth in the Registration Statement, are wholly owned by the Company or another Subsidiary free and clear of all Liens. There are no Stock Equivalents of any Subsidiary outstanding.

      (e) The Company is duly registered as a bank holding company with the FRB under the BHC Act and no proceedings for the termination or revocation of such registration are pending or, to the Company's knowledge, threatened. The Bank has a valid certificate of authority issued by the California Commissioner of Financial Institutions to transact a banking business. The Bank is a member in good standing of the Federal Reserve System. The deposit accounts of the Bank are insured by the Bank Insurance Fund administered by the FDIC up to the maximum amount provided by law, and no such Action for the modification, termination or revocation of any such insurance are pending or, to the Knowledge of the Company, threatened.


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      (f) The shares of Common Stock outstanding as of the date of this
Agreement have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in the Registration Statement, there are no outstanding Stock Equivalents of the Company issued by the Company. No Person has any preemptive rights with respect to the issuance and sale of the Underwriter's Shares. Neither the filing of the Registration Statement nor the Offering as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

      (g) The information set forth under the caption "Capitalization" in the Prospectus is true and correct as of the date set forth therein, and there have been no changes since the date thereof with respect to the number of shares of capital stock outstanding except pursuant to the issuance of shares upon exercise of options under the Company's 1997 Stock Option Plan. The rights, preferences and privileges with respect to the Shares conform to the description of the Common Stock thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the State of California.

      (h) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act and the Rules and Regulations to be distributed by the Company.

      (i) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related notes and schedules comply in all material respects as to form with the Rules and Regulations with respect thereto and have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The financial information included in the Prospectus (and any amendment or supplement thereto) included under the captions "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," present fairly in accordance with GAAP the information shown therein (except for non-GAAP financial measures and ratios which have been presented in compliance with Regulation G of the Rules and Regulations) and have been compiled on a basis consistent with that of the audited and unaudited financial statements from which they were derived.

      (j) Except (i) as described in the Registration Statement and the Prospectus, (ii) as reflected in the consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement and (iii) for liabilities incurred in the ordinary course of business since September 30, 2004 consistent with past practice, neither the Company nor any Subsidiary has any material Liabilities. Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has engaged in or effected any transaction or arrangement that would constitute an "off-balance sheet arrangement" (as defined in Item 303 of Regulation S-B of the Rules and Regulations).

      (k) The Company and the Subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-15(e) of the SEC) that are designed to ensure that information required to be


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disclosed by the Company in reports it will file or submit under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms; the Company and the Subsidiaries maintain internal controls over financial reporting (as defined in Rule 13a-15(f) of the SEC) sufficient to provide reasonable assurance regarding the (i) reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) maintenance of records that in reasonable detail accurately and fairly reflect transactions and dispositions of the assets of the Company and the Subsidiaries, (iii) recording of transactions as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and the Subsidiaries are being made only in accordance with authorizations of management and directors of the Company or the applicable Subsidiary, and (iv) prevention or timely detection of unauthorized acquisition, use or disposition of the Company's or the Subsidiaries' assets that reasonably could have a material effect on the consolidated financial statements of the Company; the Company's management has evaluated, with the participation of the Company's principal executive and principal financial officers, or persons performing similar functions, the effectiveness of the Company's and the Subsidiaries' disclosure controls and procedures in connection with the preparation of the Registration Statement.

      (l) Perry Smith LLP, which has audited certain financial statements of the Company included in the Registration Statement and delivered its opinion with respect thereto, are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. Moss Adams which has audited certain financial statements of the Company included in the Registration Statement and delivered its opinion with respect thereto, are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

      (m) There is no Action pending or threatened against the Company or any Subsidiary required by SEC rules or regulations to be disclosed in the Registration Statement or which if determined adversely to the Company or any Subsidiary would reasonably be expected to have a Material Adverse Effect or prevent the consummation of the purchase and sale of the Underwriter's Shares, except as set forth in the Registration Statement and the Prospectus.

      (n) No labor problem or dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is threatened or imminent, that reasonably could be expected have a Material Adverse Effect.

      (o) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described or as described in the Registration Statement, subject to no Lien except those reflected in such financial statements or as described in the Registration Statement or which are not material in amount to the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.

      (p) Except as described in the Registration Statement and the Prospectus, the Company and the Subsidiaries have filed all Tax Returns which have been required to be filed and have paid all Taxes required to be paid, to the extent that such Taxes have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. Except as described in the Registration Statement and the Prospectus, all Tax Liabilities of the Company and the Subsidiaries have been adequately provided for in the financial statements included in the Registration Statement, and to the Knowledge of the Company there are no actual or proposed additional material Tax assessments. There are no transfer Taxes or other similar fees or charges under applicable


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Law required to be paid in connection with the execution and delivery of this
Agreement or the issuance or sale by the Company of the Underwriter's Shares.

      (q) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has been no event, circumstance or development that has had or is reasonably likely to have a Material Adverse Effect, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement and the Prospectus, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      (r) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles of Incorporation. Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its By-Laws or under any Company Contract which violation or default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any Company Contract, the Articles of Incorporation or Bylaws of the Company or any Subsidiary or any Order applicable to the Company or any Subsidiary, or result in the creation or imposition of any Lien upon any assets or property of the Company or any of the Subsidiaries, and no Permit is required from any Person for the performance by the Company of its obligations under this Agreement, except such Permits received prior to the date hereof and such as may be required by the state securities or Blue Sky laws in connection with the offer and sale of the Underwriter's Shares in such jurisdictions.

      (s) Each of the Company and each Subsidiary has all material Permits as are necessary to conduct its business as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus. There is no Action pending or, to the Knowledge of the Company, threatened, involving the status of or sanctions under any of the Permits. Each of the Company and each Subsidiary has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any Subsidiary under such Permits.

      (t) There are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

      (u) Neither the Company nor any Subsidiary has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

      (v) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement and the application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

      (w) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause. The Company has directors and officers liability insurance in the aggregate amount of not less than $5.0 million.

      (x) The Company is in compliance in all material respects with applicable provisions of the ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would reasonably be expected to have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the IRC; and each "pension plan" for which the Company would have any liability and that is intended to be qualified under Section 401(a) of the IRC is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

      (y) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's fee, broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the offer and sale of the Shares.

      (z) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the Material Contracts and no such termination has been threatened by the Company, any Subsidiary or, to the Knowledge of the Company, any other party to any Material Contract.

      (aa) Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in violation of Environmental Law, the violation of which would reasonably be expected to cause a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any Subsidiary owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which claim would reasonably be expected individually or in the aggregate to have a Material Adverse Effect; and the Company has no Knowledge of any pending investigation which would reasonably be expected to lead to such a claim.

      (bb) No payments or inducements have been made or given, directly or indirectly, to any federal, state, local or foreign official or candidate for any federal, state or local office in the United States or foreign offices by the Company or any Subsidiary or, to the Knowledge of the Company, by any of their officers, directors, employees or agents or any other Person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable Laws. Neither the Company nor any Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

      (cc) Except as described in the Registration Statement and the Prospectus, the Company and the Subsidiaries own, license or otherwise have rights in all United States and foreign patents, trademarks,


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service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectus.

      (dd) Except as described in the Registration Statement and the Prospectus, each of the Company and each Subsidiary is in compliance with all Laws except to the extent the failure to comply could not reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws the violation of which would reasonably be expected to cause a Material Adverse Effect.

      (ee) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act, were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein at the time such statements were made.

      (ff) The Company has originated, purchased, sold, funded, serviced, collected, administered and foreclosed upon all loans, loan participations, loan commitments and letters of credit, and has received, accepted and denied all loan applications in compliance with, all applicable Laws, including without limitation the Truth in Lending Act, as amended; the Equal Credit Opportunity Act, as amended; the Fair Housing Act, as amended; the Home Mortgage Disclosure Act of 1975, as amended; the Real Estate Settlement Procedures Act of 1974, as amended; the Flood Disaster Protection Act of 1973, as amended; the Equal Credit Opportunity Act, as amended, and all regulations and rulings thereunder, except to the extent the failure to comply could not reasonably be expected to have a Material Adverse Effect.

      (gg) Except as set forth in Registration Statement and Prospectus, the Company has no assets which under applicable Law should have been classified as non-performing assets, troubled debt restructurings or other real estate owned; the Company has not been advised orally or in writing by any Banking Regulator, by its own internal auditors/examiners or any other auditor/examiner that any of its assets have been improperly classified; the Company's allowances for loan losses, both general and specific, are in accordance with all regulatory requirements and GAAP, and are sufficient to absorb all losses determined to be reasonably probable from loans based on facts, circumstances and conditions existing as of the date hereof; the Company has properly classified all loans and other assets under the asset classification requirements of the Banking Regulators.

      (hh) Neither the Company nor any Subsidiary has been subject to any Regulatory Action.

      Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2.    Fee on Certain Sales of Directed Shares by the Company.

      In consideration for providing the Company with assistance in structuring the Offering and in preparing the Registration Statement, the Company shall pay the Underwriter a fee equal to 5% of the sales price of any Directed Shares sold by the Company, other than sales to Persons who were directors, employees or customers of the Company at the time the Offering commenced and friends and relatives of such directors and employees who are residents of Tulare County, California. The Company shall make


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the payment contemplated hereby on the Closing Date to the extent such payment is due. In the event that the Company sells Directed Shares after the Closing Date for which payment to the Underwriter is due, the Company shall make such payment within five business days after the closing of any such sale.

3.    Purchase, Sale and Delivery of the Shares.

      (a) On the terms and subject to the conditions of this Agreement, the Company agrees to sell to the Underwriter at the closing (the "Closing"), and the Underwriter agrees to purchase from the Company at the Closing, the Firm Shares for a price of $____ per share. The Closing shall be on the date which is the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the "Closing Date."

      (b) The Company hereby grants to the Underwriter an option (the "Option") to purchase the Option Shares at the same price per share as the price for the Firm Shares. The Underwriter may at any time within 30 days after the date of this Agreement (the "Option Period") exercise the Option only to cover over-allotments in the offering of the Firm Shares by the Underwriter. The Option may be exercised in whole or in part from time to time during the Option Period by giving written notice to the Company. The notice shall set forth the number of Option Shares as to which the Underwriter is exercising the Option and the time and date at which such shares are to be delivered. The time and date at which Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than two nor later than ten business days after the exercise of the Option, nor in any event prior to the Closing Date (each such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the Option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.

      (c) The Firm Shares and the Option Shares, if any, shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Option Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Underwriter's Shares to the Underwriter duly paid, against payment of the purchase price therefor in same day funds.

4.    Public Offering by the Underwriter.

      It is understood that the Underwriter will make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares will be initially offered to the public at the public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriter will offer them to the public on the foregoing terms. The Underwriter shall make such public offering of the Firm Shares and, if the Underwriter shall exercise the Option, the Option Shares in compliance with federal and state securities laws.

5.    Covenants of the Company.

      (a) The Company agrees with the Underwriter that the Company will (i) if the procedure in Rule 430A of the Rules and Regulations is followed, prepare and timely file with the SEC under Rule 424(b) of the Rules and Regulations a Prospectus in a form reasonably acceptable to the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration

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Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have objected on reasonable grounds in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the SEC subsequent to the date of the Prospectus and prior to the termination of the Offering of the Underwriter's Shares by the Underwriter.

      (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or would reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      (c) The Company will advise the Underwriter promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the SEC; (iii) of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as reasonably possible the lifting thereof, if issued.

      (d) The Company will cooperate with the Underwriter in endeavoring to qualify the Underwriter's Shares for sale under the securities laws of such jurisdictions as the Underwriter may have designated and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Underwriter's Shares by the Underwriter.

      (e) Upon request, the Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. Upon request, the Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter, at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith and all documents incorporated by referenced therein (excluding exhibits), and will upon request deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith and the documents incorporated by reference therein (excluding exhibits) that may reasonably be requested) and of all amendments thereto, as the Underwriter may reasonably request.

      (f) The Company will comply with the Securities Act, the Exchange Act and the Rules and Regulations so as to permit the completion of the distribution of the Underwriter's Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the SEC an appropriate amendment to the Registration Statement or supplement to the

Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

      (g) The Company will timely file such reports under the Exchange Act as are necessary to make generally available to holders of its securities as soon as may be practicable, but in no event later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the effective date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

      (h) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any quarterly period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

      (i) No offer, sale, contract for the sale, short sale, pledge or other disposition of any shares of Common Stock of the Company, securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives with respect to shares of Common Stock (or agreement for such) will be made, directly or indirectly, by the Company for a period of 180 days after the date of this Agreement otherwise than hereunder or with the prior written consent of the Underwriter; provided, that this provision will not restrict the Company from issuing shares of Common Stock upon the exercise of any option outstanding on the date hereof or from granting awards of or options to purchase shares of Common Stock pursuant to employee benefit plans described in the Prospectus and consistent with past practice.

      (j) The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance reasonably satisfactory to the Underwriter, pursuant to which each such Person shall agree not to (i) offer, sell, contract to sell, sell short, pledge or otherwise dispose of, whether directly or indirectly, any shares of Common Stock of the Company, securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives with respect to shares of Common Stock beneficially owned by such Person, (ii) enter into any transactions that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any of these transactions are to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iv) publicly disclose the intention to make any offer, sale, contract to sell, short sale, pledge or other disposition or to enter into any such other transaction, swap, hedge or other arrangement, (v) or request the registration of any of the foregoing under the Securities Act for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Underwriter (the "Lockup Agreements").

      (k) The Company shall apply the net proceeds of its sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus.

      (l) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

      (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

      (n) For a period of three years following commencement of public sales in the Offering, the Company will provide the Underwriter with a right of first offer to act as the underwriter or placement agent for any security offerings by the Company and as financial advisor for any sale or merger of the Company, and the Company agrees to negotiate in good faith to engage the Underwriter for such purposes on commercially reasonable terms and conditions. This Section 5(n) shall remain in full force and effect regardless of (i) any termination of this Agreement or (ii) delivery of and payment for the Underwriter's Shares under this Agreement, except in case of a material breach of this Agreement by the Underwriter.

6.    Costs and Expenses.

      The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement and the sale of the Directed Shares, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as reasonably requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriters' Selling Memorandum and the Underwriters' Invitation Letter, if any, any listing application or notice, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the SEC; the filing fees and expenses (including reasonable legal fees and disbursements of counsel to the Underwriter) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of any national market; the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Underwriter and officers of the Company and any such consultants, and the cost of any aircraft chartered with the prior approval of the Company in connection with the road show; and the expenses, including the fees and disbursements of counsel in connection with the qualification of the Shares under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the Underwriter will be paid by the Company.

      In addition to the expenses referred to in the prior paragraph, the Company shall reimburse the Underwriter for all reasonable out-of-pocket expenses incurred in connection with investigating, marketing and proposing to market the Underwriter's Shares or in contemplation of performing the Underwriter's obligations hereunder, including, but not limited to, travel, cost of database sources, and fees and expenses of its legal counsel, such fees and expenses not to exceed (without the Company's prior approval): (i) in the event the Closing of the Firm Shares occurs, $70,000; and (iii) in the event the Closing of the Firm Shares does not occur, $95,000 (including the $25,000 retainer paid by the Company to the Underwriter prior to this Agreement). The $70,000/$95,000 limit on fees and expenses of legal counsel shall not include fees and expenses of counsel to the underwriters incurred in connection with obtaining the qualification of the Underwriter's Shares under state securities or Blue Sky laws.

      Furthermore, if the Closing shall not occur because the conditions in
Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Underwriter or (as to Sections 7(d) and 7(e)) of counsel to the Underwriter, then the Company shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Underwriter's Shares or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Underwriter's Shares.

      The Company paid to the Underwriter a $25,000 retainer prior to this Agreement. In the event that the Closing of the Firm Shares does not occur, the $25,000 retainer shall be returned to the Company, except to the extent that such amount represents accountable out-of pocket expenses incurred by the Underwriter as otherwise provided in this Section 6.

7.    Conditions of Obligations of the Underwriter.

      The obligation of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the satisfaction of the following conditions:

      (a) the representations and warranties of the Company in this Agreement shall be true and correct on such date as if made on such date;

      (b) the Company shall have complied with all of its covenants and agreements under this Agreement required to have been performed at or prior to such date;

      (c) the Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the SEC for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction;

      (d) no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no Action for that purpose shall have been taken or, to the Knowledge of the Company, shall be contemplated by the SEC and no Order shall have been issued prohibiting the issuance of the Shares.

      (e) the Underwriter shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Bingham McCutchen LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriter (and stating that it may be relied upon by counsel for the Underwriter) to the effect that:

            (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to conduct its business as described in the Prospectus;

            (ii) the Company is duly registered as a bank holding company with the FRB under the BHC Act and no proceedings for the termination or revocation of such registration are, to such counsel's knowledge, pending or threatened;

            (iii) the Bank has been duly incorporated and is validly existing as a California state-chartered commercial bank in good standing under the laws of the State of California with corporate power and authority to conduct its business as described in the Prospectus, and has a valid certificate of authority issued by the California Commissioner of Financial Institutions to transact a banking business;

            (iv) all of the Equity Securities of the Bank have been duly authorized and are validly issued, fully paid and nonassessable, and are owned by the Company to the knowledge of such counsel free and clear of all Liens;

            (v) the Bank's deposit accounts are insured by the FDIC to the fullest extent permitted by law, and to such counsel's knowledge, no Action for the termination or revocation of such membership or insurance pending or threatened;

            (vi) the Company's authorized equity capitalization is as set forth in the Prospectus, and the outstanding shares of the Company's capital stock have been duly authorized and are validly issued, and to such counsel's knowledge, based solely on certificates of officers of the Company, fully paid and non-assessable; the Shares, when issued and paid for as contemplated herein, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens created by the Company. There are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Articles of Incorporation or Bylaws of the Company, or to such counsel's knowledge, any Company Contract other than pursuant to options described in the Prospectus. To such counsel's knowledge, neither the Offering nor the sale of the Shares gives or will give rise to any rights for or relating to the underwriting or registration of any shares of capital stock or other securities of the Company under the Securities Act that have not been satisfied or waived prior to the date hereof.

            (vii) A Registration Statement covering the Shares has been filed with the SEC and become effective under the Securities Act. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To such counsel's knowledge, no Action prohibiting the use of the Prospectus or any amendment thereof or supplement thereto or suspending the Offering has been taken by the SEC or any Governmental Authority, and no Action for that purpose has been instituted;

            (viii) The statements under the captions "Description of Capital Stock," and "Regulation and Supervision," insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters;

            (ix) To such counsel's knowledge, there are no Contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such Contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

            (x) To such counsel's knowledge, there is no pending Action involving the Company or any Subsidiary that is required to be described in the Prospectus which is not so described;

            (xi) To such counsel's knowledge, neither the Company, the Bank nor any Subsidiary has been or is subject to any Regulatory Action;

            (xii) The Company has the requisite power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

            (xiii) The offer and sale of the Shares as contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement will not result in a breach or violation by the Company of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or any Contract filed as an Exhibit to the Registration Statement;

            (xiv) All regulatory consents, authorizations, approvals, orders and filings required to be obtained or made by the Company under the laws of the United States and the laws of the State of California for the issuance, sale and delivery of the Shares by the Company have been obtained or made by the Company (other than as may be required under the blue sky laws of any jurisdiction in connection with the Offering, as to which such counsel need express no opinion); and

            (xv) To counsel's knowledge, the Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement and the application of the net proceeds therefrom as described in the Prospectus, an "investment company" as defined in the Investment Company Act of 1940.

      In rendering such opinion, Bingham McCutchen LLP may rely as to matters governed by the laws of states other than California or Federal laws, on local counsel in such jurisdictions, provided that in each case Bingham McCutchen LLP shall state that they believe that they and the Underwriter are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include statements to the effect that (i) the Registration Statement (except for financial statements and schedules as to which such counsel need not express any opinion), as of its effective date, and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion), as of the date of the Prospectus, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder; and (ii) nothing has come to the attention of such counsel which leads them to believe that (A) the Registration Statement (except for financial statements and schedules as to which such counsel need not express any opinion), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion), or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date and the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading, it being understood that counsel may state that they make no representation that they have independently verified the accuracy and completeness of the statements contained in the Registration Statement and Prospectus.

      (f) The Underwriter shall have received from Troy & Gould P.C., counsel to the Underwriter, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

      (g) The Underwriter shall have received at or prior to the Closing Date from Troy & Gould P.C., a memorandum or summary, in form and substance reasonably satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Underwriter's Shares under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may have designated to the Company.

      (h) The Underwriter shall have received, as of the date of this Agreement, and on each of the Closing Date and the Option Closing Date, if any, a letter dated the date thereof, in form and substance satisfactory to it, of Perry Smith LLP confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to the Underwriter with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

      (i) The Underwriter shall have received, as of the date of this Agreement, and on each of the Closing Date and the Option Closing Date, if any, a letter dated the date thereof, in form and substance satisfactory to it, of Moss Adams LLP confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to the Underwriter with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

      (j) The Underwriter shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any:

            (i) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the SEC;

            (ii) The representations and warranties of the Company contained in
Section 1 hereof are true and correct;

            (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

            (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct as to each material fact stated therein and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

            (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect.

      (k) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the Offering.

      (l) The Company shall have furnished to the Underwriter such further certificates and documents requested by the Underwriter as may be reasonably necessary to confirm the representations and warranties, covenants and conditions contained herein.

      (m) The Lockup Agreements described in Section 5(j) are in full force and effect.

      The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriter's counsel.

      If any of the conditions contained in this Section shall not have been fulfilled when and as required by this Agreement, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any. In such event, the Company and the Underwriter shall not be under any obligation to each other except to the extent provided in Sections 6 and 9 hereof.

8.    Conditions of the Obligations of the Company.

      The obligations of the Company to sell and deliver the portion of the Underwriter's Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.    Indemnification.

      (a) The Company agrees:

            (i) to indemnify and hold harmless the Underwriter and each Person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, against any Losses to which such Underwriter or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials, if any, used in connection with the marketing of the Shares, including without limitation, power points, slides, videos, films and tape recordings that are provided or furnished by the Company; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof; and

            (ii) to reimburse the Underwriter and each such controlling Person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling Person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling Person is a party to any action or proceeding, or in obtaining payment pursuant to this Section 9. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

      (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director, officer, or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer, or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, or in obtaining payment pursuant to this Section 9; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof.

      (c) In case any Action shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and to the extent and only the extent to which such party was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

      It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties unless the representation of all such indemnified parties by same counsel would be inappropriate due to actual or potential differing interests between or among them. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, which consent shall not be unreasonably withheld, or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding with respect to which indemnification may be sought hereunder

(whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

      (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or
(b) above in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Underwriter's Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such Losses (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the Losses (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Action or in connection with obtaining payment pursuant to this Section 9. Notwithstanding the provisions of this Subsection, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Underwriter's Shares were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

      (f) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any Person controlling the Underwriter, the Company, its directors or officers or any Persons controlling the Company, (ii) acceptance of any Underwriter's Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any Person controlling the Underwriter, or a successor to the Company, its directors or officers, or any Person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

10.   Definitions.

      "Action" means any lawsuit, litigation, action, demand, mediation, arbitration, investigation of which the Company has Knowledge, suit, proceeding, arbitration or claim before any court, Governmental Authority or quasi-judicial body (such as an arbitrator or alternative dispute resolution body or agency), whether formal or informal, civil, criminal, administrative or investigative.

      "BHC Act" means the Bank Holding Company Act of 1956, as amended.

      "Bank" means Bank of Visalia.

      "Banking Regulators" means the FRB, the DFI and the FDIC.

      "Company Contract" means any Contract to which the Company or any Subsidiary is a party or otherwise bound, or to which any asset or property of the Company or any Subsidiary is subject.

      "Contract" means any written or oral note, bond, debenture, mortgage, license, agreement, commitment, contract or understanding, but not including any Permits or Orders.

      "DFI" means the California Department of Financial Institutions.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Environmental Law" means any Law or Order relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and other Laws relating to (i) emissions, discharges or releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (collectively known as "Polluting Substances") or (ii) the handling, storage, disposal, reclamation, recycling or transportation of Polluting Substances.

      "Equity Securities" of any Person means the capital stock or other equity interests of such Person and/or any Stock Equivalents of such Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

      "FRB" means the Board of Governors of the Federal Reserve System.

      "GAAP" means United States generally accepted accounting principles.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, a public body or authority, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether domestic or foreign, or national, regional, state or local.

      "IRC" means the Internal Revenue Code of 1986, as amended and in effect from time to time (or any successor statute in effect from time to time), and the rules and regulations promulgated thereunder.

      "Knowledge" with respect to any Person means the actual knowledge of the Person, including, the actual knowledge of any of the officers or directors of such Person or any of its Subsidiaries.

      "Law" means any foreign, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any order, consent, decree or judgment of any Governmental Authority.

      "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

      "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever.

      "Losses" means losses, liabilities, damages, fines, penalties and judgments.

      "Material Adverse Effect" means a material adverse effect on the condition (financial or other), properties, assets, liabilities, operations, results of operations, prospects or business of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, provided, however, that no effect or change reflecting general business or economic conditions or affecting the banking industry generally shall constitute a Material Adverse Effect.

      "Material Contract" means any Contract required to be filed as an Exhibit to the Registration Statement or any Company Contract otherwise material to the Company or any Subsidiary.

      "NASD" means the National Association of Securities Dealers.

      "Order" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator, but not including any Permits.

      "Permit" means any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization issued by any Governmental Authority, but not including any Orders.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing, or other entity.

      "Regulatory Action" with respect to a Person means any investigation of such Person by any Governmental Authority (other than any regular or customary examination by a Banking Regulator), or any cease and desist or other order, capital or other directive, civil monetary or other penalty or assessment issued to or assessed on such Person by any Governmental Authority, any consent agreement, memorandum of understanding, supervisory agreement or other agreement between such Person and any Governmental Authority, or any notice from any Governmental Authority that it is considering any of the foregoing.

      "Rules and Regulations" means the rules and regulations of the SEC.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Stock Equivalents" of any Person means options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) Equity Securities of such Person.

      "Subsidiary" means a subsidiary of the Company, which are subsidiaries are identified in the Registration Statement.

      "Tax Liabilities" means all liabilities related to Taxes.

      "Tax Returns" means all returns, declaration, reports, claims for refund or information return or statement filed in connection with the determination, assessment, or collection of any Tax, including any schedule or attachment thereto, and including any amendment thereof.

      "Taxes" means all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, social security (including any social security charge or premium) excise, estimated, alternative minimum, severance, stamp, occupation, property or other taxes, customs, dues, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (federal, state, local or foreign).

11.   Notices.

      All notices hereunder shall be in writing and, except as otherwise provided herein, shall be deemed sufficiently given and served for all purposes
(a) when personally delivered; (b) when transmitted by facsimile (receipt confirmed), if delivered prior to 5:00 pm (Pacific time) on a business day, otherwise on the next business day; (c) one business day after the notice is deposited with a nationally-recognized overnight courier for overnight delivery, charges prepaid, or (d) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, addressed as follows:

      If to the Underwriter:

      Wedbush Morgan Securities Inc.
      1000 Wilshire Boulevard
      Los Angeles, California 90017
      Facsimile: (213) 688-6642
      Attn: Barton I. Gurewitz
            with a copy to (not to constitute notice):

            Troy & Gould PC
            1801 Century Park East
            Los Angeles, California 90067
            Facsimile: (310) 789-1431
            Attn: Alan B. Spatz

      Valley Commerce Bancorp
      200 South Court Street
      Visalia, California 93291
      Facsimile: (559) 636-1095
      Attn: Donald A. Gilles

            with a copy to (not to constitute notice):

            Bingham McCutchen LLP
            Three Embarcadero Center
            San Francisco, California 94111
            Facsimile: (415) 393-2286
            Attn: Thomas G. Reddy

      Any party may change the address at which it is to receive communications hereunder upon notice to the other parties as provided above.

12.   Termination.

      This Agreement, except for Sections 6, 9, 14 and 15, may be terminated by the Underwriter by notice to the Company at any time prior to the Closing Date:
(a) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change, which has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Underwriter's Shares or to enforce contracts for the sale of the Underwriter's Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or such Market or material disruption in securities settlement, payment or clearance services in the United States, (iv) the enactment, publication, decree or other promulgation of any Law which in the reasonable opinion of Underwriter's counsel materially and adversely affects or reasonably may materially and adversely affect the business or operations of the Company,
(v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Common Stock by the SEC, or any other Governmental Authority or, (viii) the taking of any action by any Governmental Authority in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 7 of this Agreement.

13.   Successors.

      This Agreement has been and is made solely for the benefit of the Company and the Underwriter and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling Persons referred to herein, and no other Person will have any right or obligation hereunder. No purchaser of any of the Underwriter's Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

14.   Information Provided by Underwriter.

      The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Prospectus, Preliminary Prospectus or the Registration Statement is set forth (i) in the first four sentences of the first paragraph following the first table under the heading "Underwriting and Plan of Distribution" in the Prospectus, which paragraph begins "The underwriter proposes initially..."; (ii) under the heading "Underwriting and Plan of Distribution - Stabilization, Short Sales and Penalty Bids" in the Prospectus; and (iii) in the first sentence under the heading "Underwriting and Plan of Distribution - Electronic Distribution" in the Prospectus. It is further agreed that no information has been omitted from the Registration Statement in reliance on information supplied by the Underwriter in writing.

15.   Miscellaneous.

      This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile transmission shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, excluding the application of any of its choice of law rules that would result in the application of the laws of another jurisdiction..

      This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

      This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

      The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision of this Agreement. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      The section headings in this Agreement are for convenience only and shall not effect the construction of this Agreement.

        [Remainder of page intentionally blank; signature page follows.]

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

                                  Very truly yours,

                                  Valley Commerce Bancorp


                                  By
                                     -------------------------------------------
                                     Donald A. Gilles, Chief Executive Officer

      The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Wedbush Morgan Securities Inc.

      By:
         ----------------------------------
      Name:
           --------------------------------
      Title:
            -------------------------------